UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):           September 6, 2005
Glenayre Technologies, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-15761	98-0085742

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

825 8th Avenue, 23rd floor, New York, New York	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 770-283-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.
Matthew K. Behrent Executive Severance Benefit Agreement
     On August 26, 2005, Glenayre Technologies, Inc. (“the Company”) entered into an agreement with Matthew K. Behrent for certain benefits in the event of Termination of Employement (as defined in the agreement). Under the agreement Mr. Behrent is entitled to certain benefits if a “Change in Control” (as defined in the agreement) occurs and if Mr. Behrent’s employment is terminated within three years after the “Change in Control” for any reason other than for Mr. Behrent’s (1) death; (2) disability; (3) retirement; (4) termination for “Cause” (as defined in the agreement); or (5) voluntary termination other than for “Good Reason” (as defined in the agreement).
     In the event of such termination, the Company is required to pay Mr. Behrent a lump sum equal to 150% of the greater of the base salary in effect on such termination date or in effect on the date immediately preceding the “Change in Control” date. Additionally, if Mr. Behrent’s employment is terminated for any reason other than “Cause” following a “Change in Control“ (as defined in the agreement), all options held by Mr. Behrent to purchase the Company’s Common Stock at the termination date shall become fully vested and immediately exercisable and shall remain exercisable for a period of 12 months following the termination of employment.
     A copy of the agreement is filed with this report as Exhibit 10.1 and is hereby incorporated by reference herein. The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.
Item 9.01. Financial Statements and Exhibits.
(c)           Exhibits.
           10.1           Matthew K. Behrent Executive Severance Benefit Agreement *

*	Management Contract

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glenayre Technologies, Inc
Dated: September 6, 2005	By:	/s/ Debra Ziola
		Name:	Debra Ziola
		Title:	Senior Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported: September 6, 2005	Commission File No: 0-15761
Glenayre Technologies, Inc.
EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Matthew K. Behrent Executive Severance Benefit Agreement *

*	Management Contract